As filed with the Securities and Exchange Commission on May 7, 1996.

			                                    Registration No. __ - _______


           		    SECURITIES AND EXCHANGE COMMISSION
             			       Washington, D.C.  20549
              		 __________________________________

			                            FORM S-8
		                     REGISTRATION STATEMENT
			                             UNDER
		                   THE SECURITIES ACT OF 1933
		               __________________________________

 			                    CUC INTERNATIONAL INC.
		     (Exact name of Registrant as Specified in its Charter)

	      Delaware	                          			      06-0918165
  (State or Other Jurisdiction  	               (I.R.S. Employer
  of Incorporation or Organization)              Identification No.)

			                       707 Summer Street
			                  Stamford, Connecticut 06901
	(Address, including Zip Code, of Registrant's Principal Executive Offices)

		     CUC International Inc. 1992 Employee Stock Option Plan
				                    (Full Title of the Plan)
			               __________________________________

			                        Cosmo Corigliano
			                     CUC INTERNATIONAL INC.
			                       707 Summer Street
			                  Stamford, Connecticut  06901
				                        (203) 324-9261
(Name, Address, including zip code, and Telephone Number, including Area Code, of Agent for Service)
			                 __________________________________

			                  CALCULATION OF REGISTRATION FEE

                Amount of         Proposed       Proposed
Title of        Additional        Maximum        Maximum
Securities      Securities        Offering       Aggregate     Amount of
to be           to be             Price          Offering      Registration
Registered      Registered        Per Share      Price         Fee

Common Stock,    3,000,000 shares   $33.125(1)   $99,375,000(1) $34,267.24
$.01 par value



(1)Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price and the registration fee are based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Tape on April 30, 1996.

Note: The contents of the Registrant's earlier registration statements on Form S-8, filed January 10, 1994, Registration No. 33-74066,
 April 27, 1995, Registration No. 33-91658, and January 26, 1996, Registration No. 333-00475, with regard to the CUC International Inc. 1992 Employee Stock Option Plan, are incorporated herein by reference.



Exhibits

4.1       CUC International Inc. 1992 Employee Stock Option Plan

4.2       Form of Stock Option Agreement

5 Opinion of Jeffrey A. Gershowitz, Esq. as to the legality of the securities being registered

23.1      Consent of Ernst & Young LLP

23.2 Consent of Jeffrey A. Gershowitz, Esq. (included in the opinion filed as Exhibit 5 hereto)

24 Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement)

                     			        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of May, 1996.

	                                      CUC INTERNATIONAL INC.
	                                      By: /s/ Walter A. Forbes
                                          	Walter A. Forbes
	                                      Chief Executive Officer
                                       and Chairman of the Board of Directors

		                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                		  Title           			  	      Date

/s/ Walter A. Forbes         Chief Executive Officer      		 May 6, 1996
Walter A. Forbes             and Chairman of the Board
                             (Principal Executive Officer)

/s/ Cosmo Corigliano         Senior Vice President and     		May 6, 1996
Cosmo Corigliano             Chief Financial Officer
                             (Principal Financial and
                             Accounting Officer)

/s/ Bartlett Burnap          Director      		                May 6, 1996
Bartlett Burnap

/s/ T. Barnes Donnelley      Director                    				May 6, 1996
T. Barnes Donnelley

/s/ Stephen A.  Greyser      Director                     			May 6, 1996
Stephen A. Greyser

/s/ Christopher K. McLeod    Director                     			May 6, 1996
Christopher K. McLeod

/s/ Burton C. Perfit         Director                     			May 6, 1996
Burton C. Perfit

Robert P. Rittereiser        Director

/s/ Stanley M. Rumbough, Jr. Director                     			May 6, 1996
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton          Director                    			 May 6, 1996
E. Kirk Shelton

                    			     EXHIBIT INDEX


Exhibit Number                Description                      	 Page

   4.1       CUC  International Inc. 1992 Employee
	            Stock Option Plan						                               5

   4.2       Form of Stock Option Agreemen		               		     12

     5       Opinion of Jeffrey A. Gershowitz, Esq.
	            as to legality of the securities being
             registered                					                      15

   23.1      Consent of Ernst & Young LLP	               			      17

   23.2      Consent of Jeffrey A. Gershowitz, Esq.
             (included in the opinion filed as
             Exhibit 5 hereto)

     24      Powers of Attorney of certain
             officers and directors of the
             Registrant (included on the
             signature page of this
             Registration Statement)